As filed with the U.S. Securities and Exchange Commission on March 6, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF

SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Precidian ETFs Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See below

(I.R.S. Employer Identification No.)

Precidian ETFs Trust

8730 Stony Point Parkway, Suite 205

Richmond, VA 23235

Title of each class of securities to be so registered	Name of each exchange on which each class is to be registered
Arm Holdings PLC ADRhedged™	Cboe BZX Exchange, Inc
ASML Holding NV ADRhedged	Cboe BZX Exchange, Inc
STMicroelectronics NV ADRhedged™	Cboe BZX Exchange, Inc

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-171987

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Arm Holdings PLC ADRhedged™, ASML Holding NV ADRhedged, and STMicroelectronics NV ADRhedged™, each a series of Precidian ETFs Trust (“the Trust”) to be registered, is hereunder incorporated by reference to the description contained in Post-Effective Amendment No. 178 under the Securities Act of 1933, as amended and Amendment No. 179 under the Investment Company Act of 1940, as amended, to the Trust’s Registration Statement on Form N-1A (File Nos. 333-171987 and 811-22524), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR on January 14, 2025.

The series to which this filing relates and its respective Employer ID Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
Arm Holdings PLC ADRhedged™	33-3543257
ASML Holding NV ADRhedged	33-3557378
STMicroelectronics NV ADRhedged™	33-3557286

Item 2. Exhibits

1.	The Trust’s Certificate of Trust is included as exhibit (a)(1) to Post-Effective Amendment No. 173 to the Trust’s Registration Statement on Form N-1A (File Nos 333-171987; 811-22524) as filed on September 20, 2024 and incorporated here in reference.
2.	The Trust’s Second Amended and Restated Declaration of Trust is included as Exhibit (a)(2) to Post-Effective Amendment No. 173 to the Registrant’s Registration Statement on Form N-1A (333-171987; 811-22524) as filed on September 20, 2024 and incorporated here in reference.
3.	The Trust’s Amended By-Laws are included as Exhibit (b)(1) to Post-Effective Amendment No. 173 to the Registrant’s Statement on Form N-1A (333-171987; 811-22524) as filed on September 20, 2024 and incorporated here in reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 6, 2025	Precidian ETFs Trust

By: /s/ Karen Shupe